UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2016

IONIX TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54485	45-0713638
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

245 East Liberty Street, Suite 200
Reno, Nevada 89501
(Address of principal executive office)

1-702-475-5906
(Registrant's telephone number, including area code)

 (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02             Unregistered Sales of Equity Securities

Ionix Technology, Inc., a Nevada corporation (the “Company”), is authorized to issue 5,000,000 preferred shares of common stock, par value $0.0001, pursuant to the Company’s Articles of Organization and Bylaws.

On February 17, 2016, the company entered into a subscription agreement to sell 5,000,000 preferred shares (the “Preferred Shares”) for $50,000 in cash ($0.01 per share). No commissions were paid to any broker or third party for this transaction.

Each preferred share entitles the holder to 100 votes on all matters submitted to a vote of the shareholders of the Company. The Preferred Shares are not entitled to any conversion rights, and ranks junior to holders of common stock to all indebtedness of the Company.

The Preferred Shares are not registered and were sold pursuant to the registration exemption provided under Section 4(2) of the Securities Act of 1933.

Item 8.01             Other Events

Well Best

On February 17, 2016, the Company’s board of directors (the “Board”) ratified, approved, and authorized the Company’s formation of a wholly-owned subsidiary, Well Best International Investment Limited, a limited liability company formed under the laws of Hong Kong Special Administrative Region (“Well Best”). Well Best has been formed to (i) act as an investment holding company and hold the assets of Taizhou Ionix Technology Company Limited (as explained below), and (ii) pursue new business ventures conducted in the Asia Pacific region excluding China.

Taizhou Ionix

 On February 17, 2016, the Board ratified, approved, and authorized the Company, as the sole member of Well Best, on the formation of Taizhou Ionix Technology Company Limited (“Taizhou Ionix”), a company formed under the laws of China and a wholly-owned subsidiary of Well Best. As a result, Taizhou Ionix is an indirect wholly-owned subsidiary of the Company. Taizhou Ionix will focus on (i) developing, designing and manufacturing batteries for electric vehicles, and (ii) act as an investment holding company that may acquire other businesses located in China.

This Current Report on Form 8-K contains “forward-looking statements” that include information related to future events and future financial and operating performance. The words “may”, “would”, “will”, “expect”, “estimate”, “can”, “believe”, “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: the ability of the Company to secure appropriate funding to implement its business plan, the demand for electric batteries, the Company’s ability to maintain customer and strategic business relationships, growth in targeted markets, and other information that may be detailed from time-to- time in the Company’s filings with the United States Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IONIX TECHNOLOGY, INC.

Dated: February 19, 2016	By:	/s/ Doris Zhou
Doris Zhou
Duly Authorized Officer, Chief Executive Officer